Exhibit 10.38

RESTRICTED STOCK UNIT AGREEMENT

for

Non-Employee Directors

RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of the Grant Date, by and between the Grantee and Hexcel Corporation (the “Corporation”).

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Hexcel Corporation 2003 Incentive Stock Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is desirable and in the best interests of the Corporation to grant to the Grantee restricted stock units (“RSUs”) as an incentive for the Grantee to advance the interests of the Corporation.

NOW, THEREFORE, the parties agree as follows:

1.       Notice of Grant; Incorporation of Plan.  Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Corporation hereby grants to the Grantee the number of RSUs indicated on the Notice of Grant attached hereto as Annex A, which Notice of Grant is incorporated by reference herein.  Unless otherwise provided herein, capitalized terms used herein and set forth in such Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used herein and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section IX of the Plan. The RSUs granted herein constitute an Award within the meaning of the Plan.

2.       Terms of Restricted Stock Units.  The grant of RSUs provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

(a)       No Ownership.             The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Common Stock in respect of the RSUs until such RSUs have vested and been distributed to the Grantee in the form of shares of Common Stock.

(b)       Transfer of RSUs.        Except as provided in this Section 2(b), the RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer RSUs in contravention of this Section is void ab initio. RSUs shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Grantee shall be permitted to transfer RSUs to members of his or her immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships or other entities whose only partners or equity owners are such family members; provided, however, that no consideration can be paid for the transfer of the RSUs and the transferee of the RSUs must agree to be subject to all conditions applicable to the RSUs (including all of the terms and conditions of this Agreement) prior to transfer.

(c)       Vesting and Conversion of RSUs.  Subject to Sections 2(d) and 2(e), the RSUs shall vest at the rate of 33-1/3% of the RSUs on each of the grant date and the first and second anniversaries of the Grant Date, and shall be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Grantee on the second anniversary of the Grant Date; provided that if the Grantee has delivered to the Corporation, on or prior to the date that is thirty days after the Grant Date, an irrevocable written election to defer conversion of the RSUs until such time as the Grantee’s service as a member of the Board terminates, then the RSUs will be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Grantee on the date that Grantee’s service as a member of the Board terminates. Upon the distribution of the shares of Common Stock in respect of the RSUs, the Corporation shall issue to the Grantee or the Grantee’s personal representative a stock certificate representing such shares of Common Stock, free of any restrictions.

(d)       Termination of Service as Director.

                                    (i)    If the Grantee ceases to be a member of the Board for any reason other than death, disability or Cause, then (A) all RSUs that have vested on or prior to the date the Grantee ceased to be a member of the Board shall be converted into an equivalent number of shares of Common Stock and immediately distributed to the Grantee, and (B) the Grantee shall forfeit all RSUs which have not yet become vested as of the date the Grantee ceased to be a member of the Board.

                                    (ii)   In the event the Grantee dies or the Grantee ceases to be a member of the Board because of disability, all RSUs shall vest, be converted into an equivalent number of shares of Common Stock and be immediately distributed to the Grantee.

                                    (iii)  In the event the Grantee ceases to be a member of the Board for Cause, then the Grantee shall forfeit all RSUs, whether or not vested.

(e)       Change of Control.  In the event of a Change in Control (as defined below), all RSUs shall vest, be converted into shares of Common Stock and be immediately distributed to the Grantee.

3.         Equitable Adjustment.            The aggregate number of shares of Common Stock subject to the RSUs shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Corporation, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Corporation.

4.         Taxes.  The Grantee shall pay to the Corporation promptly upon request any taxes the Corporation reasonably determines it is required to withhold under applicable tax laws with respect to the RSUs.  Such payment shall be made as provided in Section VIII(f) of the Plan.

5.         No Right to Continued Service as Director.  Nothing contained herein shall be deemed to confer upon the Grantee any right to continue to serve as a member of the Board.

6.         Governing Law/Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

7.         Resolution of Disputes.  Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in New York in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party’s own expenses incurred in connection with any arbitration; provided, however, that the cost of the arbitration, including without limitation, reasonable attorneys’ fees of the Grantee, shall be borne by the Corporation in the event the Grantee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.

8.         Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s records with the Corporation, or such other address as the Grantee may designate in writing to the Corporation, or to the Corporation, Attention:  Corporate Secretary, or such other address as the Corporation may designate in writing to the Grantee.

9.         Failure To Enforce Not a Waiver.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

11.       Miscellaneous.  This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.  The section headings herein are intended for reference only and shall not affect the interpretation hereof.

12.       Definitions.               For purposes of this Agreement:

(I)                        “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  The term “Control” shall have the meaning specified in Rule 12b-2 under the Exchange Act.

(II)                    “Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act.

(III)                A director will be deemed to cease being a member of the Board for “Cause” if such cessation is due to his fraud, dishonesty or intentional misrepresentation in connection with his duties as a Director or his embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary.

(IV)     “Change in Control” shall mean any of the following events:

(1)  any Person is or becomes the Beneficial Owner, directly or indirectly, of 40% or more of either (a) the then outstanding Common Stock of the Corporation (the “Outstanding Common Stock”) or (b) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Corporation (the “Total Voting Power”); excluding, however, the following: (i) any acquisition by the Corporation or any of its Controlled Affiliates, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Controlled Affiliates and (iii) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (3) below; or

(2)  a change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Corporation’s stockholders, was made or approved pursuant to the terms of each then existing Stockholders Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

(3)  there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation (“Corporate Transaction”); excluding, however, such a Corporate Transaction (a) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Common Stock and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the  then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (b) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries); or

(4)  the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation;

(V)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(VI)     “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

(VII)    “Stockholders Agreement” shall mean any stockholders agreement, governance agreement or other similar agreement between the Corporation and a holder or holders of Voting Securities.

                                    (VIII)   “Voting Securities” means Common Stock and any other securities of the Corporation entitled to vote generally in the election of directors of the Corporation.

Annex A

NOTICE OF GRANT

RESTRICTED STOCK UNIT AGREEMENT

HEXCEL CORPORATION 2003 INCENTIVE STOCK PLAN

The following member of the Board of Directors of Hexcel Corporation, a Delaware corporation (“Hexcel”), has been granted Restricted Stock Units in accordance with the terms of this Notice of Grant and the Restricted Stock Unit Agreement to which this Notice of Grant is attached.

The terms below shall have the meanings ascribed to them below when used in the Restricted Stock Unit Agreement.

Grantee
Address of Grantee
Grant Date
Aggregate Number of RSUs Granted

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Restricted Stock Unit Agreement to which this Notice of Grant is attached and execute this Notice of Grant and Restricted Stock Unit Agreement as of the Grant Date.

HEXCEL CORPORATION
Grantee

By:

Ira J. Krakower
Senior Vice President